Exhibit 23(a)




                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form S-3 (333-107687) of our report dated February 4, 2003 relating to the financial statements and financial statement schedule, which appears in The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

August 29, 2003
St. Louis, Missouri